Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AZL Enhanced Bond Index Fund  (AZ-CORE)
BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Multi-Asset Income - Preferred Stock Portfolio (BR-INC-PS) BlackRock Strategic Income Opportunities Portfolio (BR-SIP)
BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Curian / BlackRock Global Long Short Credit Fund  (SMF_CC-GC)
UBS PACE Intermediate Fixed Income Investments  (UBS-PACE)


The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
09-10-2013

Security Type:
BND/CORP

Issuer
Citigroup Inc.  (2043)

Selling Underwriter
RBC Capital Markets, LLC

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
RBC Capital Markets, LLC, U.S. Bancorp
Investments, Inc., ANZ Securities, Inc., BNY
Mellon Capital Markets, LLC, Credit Agricole
Securities (USA) Inc., Scotia Capital (USA) Inc.,
SG Americas Securities, LLC, TD Securities (USA)
LLC, ABN AMRO Securities (USA) LLC, Banca IMI
S.p.A., BBVA Securities Inc., BMO Capital Markets
Corp., Capital One Securities, Inc., CIBC World
Markets Corp., Commerz Markets LLC, Fifth Third
Securities, Inc., ING Financial Markets LLC,
Lloyds Securities Inc., Macquarie Capital (USA)
Inc., Mitsubishi UFJ Securities (USA), Inc.,
Mizuho Securities USA Inc., nabSecurities, LLC,
National Bank of Canada Financial Inc., Natixis
Securities Americas LLC, Nomura Securities
International, Inc., PNC Capital Markets LLC,
Santander Investment Securities Inc., SMBC Nikko
Securities America, Inc., SunTrust Robinson
Humphrey, Inc., UniCredit Capital Markets LLC,
Apto Partners, LLC, Banco BTG Pactual S.A. -
Cayman Branch, Blaylock Robert Van, LLC, Cabrera
Capital Markets, LLC, C.L. King & Associates,
Inc., CastleOak Securities, L.P., Drexel Hamilton,
LLC, KKR Capital Markets LLC, Kota Global
Securities Inc., Lebenthal & Co., LLC, Loop
Capital Markets LLC, M.R. Beal & Company, MFR
Securities, Inc., Mischler Financial Group, Inc.,
Muriel Siebert & Co., Inc., Samuel A. Ramirez &
Company, Inc., The Williams Capital Group, L.P.


Transaction Details
Date of Purchase
09-10-2013

Purchase Price/Share
(per share / % of par)
$100.00

Total
Commission,
Spread or
Profit
0.875%

1.   Aggregate Principal Amount Purchased (a+b)
$50,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$16,432,000

b.   Other BlackRock Clients
$33,568,000

2.   Aggregate Principal Amount of Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.05



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member
Date:09-12-2013


Approved by:
Steven DeLaura
Global Syndicate Team Member
Date:09-12-13


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